                                                                   EXHIBIT 10.25

                              AGREEMENT OF SUBLEASE

     Agreement of Sublease ("Sublease") dated this 24th day of December, 1998 between PAREXEL International Corporation, having a principal place of business at 195 West Street, Waltham, Massachusetts 02154 ("Sublessor") and Network- I Security Solutions, Inc., having a principal place of business at 70 Walnut Street, Wellesley, Massachusetts 02181 ("Sublessee").

                                   WITNESSETH:

     WHEREAS, Sublessor has leased premises at Reservoir Place II, 1601 Trapelo Road, Waltham, MA ("Premises") pursuant to a Lease Agreement dated March 25, 1994, as amended April 5, 1996; September 24, 1996; April 27, 1997; and November 11, 1997 between Sublessor, as tenant, and Arnold B. Tofias and Donald Tofias, Trustees of Reservoir Place Realty Trust, as landlord and assigned to Boston Properties Limited Partnership on November 3, 1998 ("Landlord"), a copy of which lease and amendments (collectively "Lease") has been reviewed by Sublessee and is annexed hereto as Exhibit A.

     WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor on the first floor of the Premises consisting of 9,001 rentable square feet and more particularly shown on Exhibit B annexed hereto ("Subleased Premises");

     NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, it is hereby mutually covenanted and agreed as follows:

          1. The defined terms herein shall have the same meaning as the defined terms in the Lease unless otherwise indicated. In the event of any ambiguities between the provisions of the Lease and the provisions of this Sublease, the provisions of this Sublease shall govern.

          2. Sublessor hereby subleases the Subleased Premises to Sublessee and Sublessee hereby subleases the Subleased Premises from Sublessor upon and subject to the terms, covenants, rentals and conditions herein set forth for a term ("Term") commencing on the earlier to occur of (i) occupancy or
     (ii) February 1, 1999 and expiring on August 31, 2001, provided however, if the Lease shall expire prior to said date for any reason then this Sublease shall expire on the date that the Lease shall expire.

          3. The rents reserved under this Sublease for the term hereof shall be and consist of Annual Rent calculated as hereinafter set forth below, which shall be payable in equal, monthly installments in advance on the first day of each and every calendar month during the Term of this Sublease ("Monthly Rent"). The Monthly Rent and any additional rent shall be paid to Sublessor at its office or such other place as Sublessor shall designate. In the event the Commencement Date or Expiration Date occur other than on the first and last days, respectively, of the calendar month, the Monthly Rent and any additional rent shall be pro-rated as to the applicable month.

     RENT/P.S.F.                     MONTHLY RENT               ANNUAL RENT
     -----------                     ------------               -----------
       $27.00                        $20,252.25                 $243,027.00

          4. Sublessee shall use and occupy the Subleased Premises for the Permitted Use and for no other purpose.

          5. Sublessee shall pay as additional rent its pro rata share of any operating expense increase above a Calendar year 1998 base. Sublessee shall pay as additional rent its pro rata share of any real estate tax increases above a Fiscal Year 1998 base ($3.29/r.s.f.). Sublessee shall also pay as additional rent its pro rata share of electricity for lights, outlets, variable air volume boxes, ventilation and air conditioning.

          6. The Subleased Premises shall be accepted in its "AS IS" condition. Sublessor shall provide Sublessee with an alterations allowance of $8.00/rentable square foot, which shall be paid to Sublessee upon substantial completion of the improvements and payment of Sublessee's first rent payment. Sublessee shall be wholly responsible for any and all demising work to segregate the premises. Sublessee may have access to the Premises to commence any Sublessee improvement work and/or install telecommunications equipment and furniture in the Premises upon execution of this Sublease.

          7. Upon the execution of this Sublease, Sublessee shall deliver cash in the amount of $81,009 to serve as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease including, but not limited to, the payment of the Annual and/or Monthly Rent and Additional Rent, Sublessor may, upon written notice to Sublessee and provided the monetary default is not cured within ten (10) days of receipt of the notice by Sublessee, (or any non-monetary default is not cured within thirty 30) days' ), may use, apply or retain the whole or any part of the cash security so deposited to the extent required for the payment of any such rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease including, but not limited to, any damages or deficiency in the re-letting of the Subleased Premises, whether such damages or deficiency accrued before or after summary dispossess proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease (subject to any applicable cure periods), the security shall be returned to Sublessee promptly following the date fixed as the expiration of the Sublease. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          8. Except as herein otherwise expressly provided, all of the terms of the Lease as they pertain to the Premises are hereby incorporated into and made a part of this Sublease as if stated at length herein, and Sublessee accepts this Sublease subject to, and hereby assumes all of the terms, covenants, conditions and agreements contained in the Lease with respect to the Premises, to be performed by Sublessor thereunder. The parties hereto agree that subject to the provisions of this Sublease, wherever the words "Premises" or words of similar import appear in the Lease, the same shall be deemed to mean the Subleased Premises and wherever the words "Landlord" and "Tenant" appear in the Lease, the words shall be deemed to refer to Sublessor and Sublessee respectively, so that, subject to the provisions of this Sublease and with respect only to the Subleased Premises, Sublessor shall have the rights and powers of Landlord under the Lease, and Sublessee shall have and does hereby agree to be bound by and accepts all of the rights, powers, duties and obligations of the Tenant under the Lease; provided, however, that notwithstanding the foregoing, but subject to Sublessor's obligation to provide information and cooperation to Sublessee to assist in enforcing Landlord's obligations under the Lease, Sublessor shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Landlord under the Lease, or any other term, covenant or condition required to be performed by Landlord under the Lease. To the extent applicable to the Subleased Premises, Sublessee shall have the benefit of each and every covenant and agreement made by Landlord to Sublessor under the Lease. In the event that Landlord shall fail or refuse to comply with any of the respective provisions of the Lease, Sublessor shall have no liability on account of any such failure or refusal, provided that the Sublessee shall have the right to exercise in the name of the Sublessor all of the rights to enforce compliance on the part of Landlord as are available to the Sublessor with respect to the Premises. Sublessor hereby agrees to cooperate with and execute, all at Sublessee's expense, except to the extent that Landlord's non-compliance is due to the acts of Sublessor, all instruments and supply information reasonably required by Sublessee in order to enforce such compliance. Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from and against any and all damages, liabilities, obligations, costs, claims, losses, demands, expenses and injuries, including reasonable attorneys' fees and expenses incurred by Sublessor as a result of such cooperation and execution. In amplification and not in limitation of the foregoing and without any allowance to Sublessee or other reduction or adjustment of rent, Sublessor shall not be responsible for furnishing electrical, elevator, heating, air conditioning, cleaning, window washing, or other services, nor for any maintenance or repairs in or to the Subleased Premises or the building and/or property of which they form a part or any of the facilities or equipment therein.

          9. Sublessor shall promptly transmit to Landlord any notice or demands received from Sublessee and shall promptly transmit to Sublessee any notice or demands received from Landlord. Sublessee shall promptly transmit to Sublessor any notice or demands received from Landlord or any other party having an interest to which this Sublease is subordinate.

          10. Sublessor shall notify Sublessee in writing prior to a sublease proposal being sent to any third party for the adjacent 10,001 rentable square feet as set forth on Exhibit B attached hereto.

          11. Sublessee agrees that in any case where the provisions of this Sublease require the consent or approval of Sublessor prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Landlord shall have been obtained if Landlord's consent must be obtained under the

     Lease in such cases. In the event Landlord's consent is so obtained, Sublessor agrees that its consent shall not be unreasonably withheld, delayed or conditioned. Sublessee agrees that Sublessor shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required under the terms of the Lease, other than the transmission by Sublessor to Landlord of Sublessee's request for such consent or approval.

          12. Neither Sublessee nor Sublessor shall take any action or fail to take any action in connection with the Subleased Premises which would result in a violation or default under the Lease. To the maximum extent this Agreement may be made effective according to law, Sublessee agrees to indemnify and save harmless Sublessor from and against all claims of whatever nature arising from any act, omission or negligence of Sublessee, or Sublessee's contractors, licensee, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, excluding acts, omissions, negligence, accident, injury or damage caused solely by Sublessor occurring at the Subleased Premises after the commencement of the Lease Terrn and until the end of the Lease Term and thereafter, so long as Sublessee is in occupancy of any part of the Subleased Premises. This indemnity and hold harmless agreement shall include all indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereof This indemnity and hold harmless agreement shall survive the expiration or earlier termination of the Lease Term. If Sublessee shall default in the performance of any of its obligations under this Sublease or under the Lease, Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Sublessee upon prior written notice. If Sublessor makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be deemed to be Additional Rent hereunder and shall be paid to it by Sublessee on demand, the default in which Sublessor shall have the same remedies as for a default in payment of fixed rent. Notwithstanding the foregoing, any consideration paid to Sublessee by its subtenant or assignee in excess of the amounts due Sublessor in this Sublease, shall be paid to Sublessor by Sublessee promptly upon receipt of same by Sublessee.

          13. The parties hereto represent and warrant to each other and to Landlord that they have not dealt with any broker in connection with this Sublease other than Meredith & Grew Incorporated and Avalon Partners ("Brokers"). Sublessee agrees to indemnify, defend and hold Sublessor and Landlord harmless from and against any claim or liability for a commission by any broker other than Broker (including 'reasonable attorneys' fees incurred by the other party or Landlord in connection with any such claim). Sublessor shall be responsible for payment of Broker's commission and hereby indemnifies, defends and holds Landlord harmless for the commission due Broker in any event.

          14. Sublessee shall not assign, mortgage or encumber this Sublease, nor underlet, nor suffer or permit the Subleased Premises or any part thereof to be used by others except with the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and subject to provisions of the Lease. In no event shall any assignment or subletting relieve Sublessee of its liability and responsibility to Sublessor under this Sublease in the absence of any express written agreement by Sublessor or Landlord, as the case may be, to that effect.

          15. In the event of any taking by eminent domain or damage by fire or other casualty to the Subleased Premises thereby rendering the Subleased Premises wholly or in part untenantable, Sublessee shall acquiesce in and be bound by any action taken by or agreement entered into between Landlord and Sublessor with respect thereto.

          16. All notices or demands under this Sublease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or hand delivered, to Sublessor at its address set forth above, Attention:
     Jeanette Indorato, with copies to William T. Sobo and to Sublessee at the Subleased Premises, Attention: Murray Fish, Chief Financial Officer, Network 1 Security Solutions, with a copy to: Solovay Edlin & Eiseman P.C., 845 Third Avenue New York, New York 10022, Attention: Sam Schwartz, Esquire or such other address or person as either of the parties may designate by written notice.

          17. Sublessee acknowledges that it has inspected the Subleased Premises and the improvements therein, or has caused an inspection thereof to be made, and is fully familiar and satisfied therewith and no representations have been made or are made or responsibility assumed IV by Sublessor as to the condition, value or suitability of the Subleased Premises or any improvements thereon. Sublessor shall not be required to do any work to make the Subleased Premises ready for occupancy by Sublessee.

          18. Sublessee covenants at all times during the term of this Sublease not to make any alterations or additions to the Subleased Premises of any nature whatsoever without the written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Any proposed alteration or addition remains subject to the provisions of the Lease and Landlord's consent. Sublessor approves of the alterations to the Subleased Premises as shown on Exhibit C which is attached hereto, incorporated into and made a part of this Agreement. The execution of this Sublease Agreement is also subject to receiving Landlord's consent to the proposed alterations and additions set forth in Exhibit C, in a consent agreement executed between Landlord, Sublessor and Sublessee. Sublessee shall be wholly responsible for the construction of and any and all improvements to the Subleased Premises.

          19. Upon the expiration or other termination of the Term of this Sublease, Sublessee covenants to quit and surrender to Sublessor the Subleased Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and at Sublessee's expense, to remove all property of Sublessee. Any property not so removed shall be deemed to have been abandoned by Sublessee and may be retained or disposed of at Sublessee's expense by Sublessor, as Sublessor shall desire. Sublessee's obligation to observe or perforrii this covenant shall survive the expiration or termination of the Term of this Sublease. Immediately upon the failure of Sublessee to perform any covenant of this Paragraph, Sublessor may, without notice, do so and shall be entitled to receive from Sublessee as damages the then cost of performance of such covenant, such damages to be paid in addition to and separate and independently from damage accruing by reason of any other covenant of this Sublease.

          20. A separate sublease consent agreement between Landlord, Sublessor and Sublessee shall be executed in conjunction with the execution of this Sublease.

          21. Sublessor shall be entitled to 32 unreserved parking spaces, free of charge, of which 18 unreserved parking spaces will be located in the garage below the building and 14 located on outdoor surface lots.


     IN WITNESS WHEREOF, THE parties hereto have duly executed this instrument the day and year first above written.


PAREXEL International Corporation             Network-1 Security Solutions, Inc.



By:/s/ William T. Sobo                        By:/s/ Murray P. Fish
   ------------------------------                -------------------------------
Name: William T. Sobo                         Name: Murray P. Fish
Title: CFO                                    Title: CFO

                                                                   EXHIBIT 10.25

                               CONSENT TO SUBLEASE



     CONSENT TO SUBLEASE dated as of the 14th day of January, 1999 by and between Boston Properties Limited Partnership, successor-in-interest to Arnold
B. Tofias and Donald Tofias, Trustees of Reservoir Place Realty Trust, and not individually ("Landlord"), Parexel International Corporation, a Massachusetts corporation ("Tenant"), and Network - 1 Security Solutions, Inc., a Delaware corporation ("Subtenant").



                                    RECITALS


     By Lease dated March 25, 1994, as amended (the "Lease") Landlord did lease to Tenant and Tenant did lease from Landlord certain premises in the building (the "Building II") known as and numbered Reservoir Place II, 1601 Trapelo Road, Waltham, Massachusetts, consisting of a portion of the first (1st) and second
(2nd) floors of the Building containing 62,591 square feet of rentable floor area and certain premises in the building ("Building I") known as and numbered Reservoir Place I, 1601 Trapelo Road, Waltham, Massachusetts, consisting of a portion of the first (1st) floor of Building I containing 9,100 square feet of rentable floor area, which premises are more particularly described in the Lease (the "Premises").

     Tenant desires to sublease to Subtenant 9,001 square feet of rentable floor area of the Premises (the "Subleased Premises") located in Building II upon the terms and conditions contained in a sublease between Tenant and Subtenant dated December 24, 1998 (the "Sublease"), a copy of which is attached hereto as Exhibit A.

     Article V of the Lease provides that the Premises may not be sublet without the written consent of Landlord.

     Landlord desires to consent to the Sublease upon the terms and conditions contained in this Consent to Sublease (the "Consent").

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein, Landlord, Tenant and Subtenant hereby agree as follows:

1. Landlord hereby consents to the Sublease subject to the terms and conditions of this Consent.

2. Subtenant shall be directly bound and fully liable to Landlord for those terms, covenants, conditions and agreements contained in the Lease with respect to the Subleased Premises which are assumed by Subtenant pursuant to the terms of the Sublease, including, without limitation, the obligations to pay Annual Rent, additional rent and all other charges in the full amount, in the manner and at the time provided for under the Sublease.

3. Tenant shall remain fully, primarily and directly liable to Landlord for all of the obligations of Tenant under the Lease relating to both the Premises and the Subleased Premises, including, without limitation, the obligations to pay Annual Fixed Rent, additional rent and all other charges in the full amount, in the manner and at the time provided for under the Lease notwithstanding (i) Landlord's consent to the Sublease, (ii) the terms and provisions of this Consent, (iii) the execution and delivery of the Sublease or (iv) Landlord's collecting or accepting from Subtenant any payments whether under the Lease or pursuant to or required by the Sublease and whether before or after any default of Tenant under the Lease. Further, the provisions of this Consent and the execution and delivery of the Sublease shall not constitute a recognition of the Sublease or the Subtenant thereunder, it being agreed that in the event of termination or expiration of the Lease, at Landlord's option, the Sublease shall be terminated and Subtenant shall have no further rights with respect to the Subleased Premises.

4. Tenant and Subtenant shall be jointly and severally liable in respect of Subtenant's obligations to Landlord under the Lease as provided in Section 2 of this Consent.

5. All of the terms and conditions of Article V of the Lease shall apply to the Sublease and Tenant and Subtenant agree to be bound by such terms and conditions.

6. Landlord's consent to the Sublease shall not constitute a consent to any future subletting of the Premises or assignment of the Lease which shall be subject to the terms of Article V of the Lease.

7. This Consent to Sublease consenting to the Sublease does not constitute approval by Landlord of any of the provisions of the Sublease document or agreement thereto or therewith; nor shall the same be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding Landlord.

8. Tenant represents and warrants to Landlord that Tenant has dealt with no broker in connection with the Sublease OTHER THAN Avalon Partners and Meredith & Grew Incorporated (collectively the '"Brokers"). In the event any claim is made against Landlord relative to dealings by Tenant with any broker in connection with the Sublease, Tenant shall defend the claim against Landlord with counsel of Tenant's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. TENANT AGREES THAT IT SHALL BE SOLELY RESPONSIBLE FOR THE PAYMENT OF BROKERAGE COMMISSIONS TO THE BROKERS.

9. Subtenant represents and warrants that Subtenant has dealt with no broker in connection with the Sublease OTHER THAN the Brokers. In the event any claim is made against Landlord relative to dealings by Subtenant with any broker in connection with the Sublease, Subtenant shall defend the claim against Landlord with counsel of Subtenant's selection first approved by Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

10. Reference is made to alterations to be made by Subtenant in the Subleased Premises pursuant to Paragraph 18 of the Sublease ("Subtenant's Work"). Landlord hereby consents to the scope of the Subtenant's Work as shown on Exhibit C to the Sublease, provided however that neither Subtenant nor Tenant shall have the right to commence the Subtenant's Work unless and until Landlord has received and approved stamped architectural and engineering drawings and specifications from Subtenant for Subtenant's Work.

11. Tenant and Subtenant shall not amend in any respect the Sublease without the prior written approval of Landlord. In no event shall any such amendment affect or modify or be deemed to affect or modify the Lease in any respect. The terms of this Consent shall control in the event of a conflict between the terms of this Consent and the terms of the Sublease.

12. All capitalized terms and words used in this instrument shall have the same meaning as set forth in the Lease unless a contrary meaning is expressly set forth herein.

13. Except as expressly provided herein, the Lease and its terms and provisions shall remain unchanged and in full force and effect.

EXECUTED under seal as of the date and year first above written.

WITNESS:                                   LANDLORD:
                                           BOSTON PROPERTIES LIMITED
PARTNERSHIP

                                           By:      Boston Properties, Inc.,
its General Partner

      By:
         -----------------------------------
      Name:
           ---------------------------------
      Title:
            --------------------------------

ATTEST:                                    TENANT:

By:                                        PAREXEL INTERNATIONAL CORPORATION
    -----------------------------------
Name:                                      By:
     ----------------------------------       ----------------------------------
                                                        (Name)
                                              (Title)
Title:  SECRETARY (OR ASSISTANT SECRETARY)     Hereunto Duly Authorized



ATTEST:                                    SUBTENANT

                                           NETWORK-1 SECURITY SOLUTIONS, INC.

By:                                        By:
     ----------------------------------       ----------------------------------
                                                        (Name)
                                               (Title)
Name:                                           Hereunto Duly Authorized
     ----------------------------------
Title:  SECRETARY (OR ASSISTANT SECRETARY)